Exhibit 10.3
RELEASE OF CERTAIN GUARANTORS
Reference is made to that certain Indenture, dated as of December 21, 2023, among Diversified Healthcare Trust, a Maryland real estate investment trust (the “Company”), U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”), each of the Subsidiaries listed on Schedule I attached hereto (each, a “Released Guarantor”) and certain other Subsidiaries of the Company, as Guarantors (the “Indenture”), relating to the Company’s Senior Secured Notes due 2026 (the “Notes”). The terms defined in the Indenture are used herein as therein defined, unless otherwise defined herein.
Pursuant to Section 12.04 of the Indenture, the undersigned, as Trustee, hereby confirms the release and discharge of each Released Guarantor from any and all obligations and liabilities under the Subsidiary Guarantee, and further hereby confirms the termination and release of each Released Guarantor of all other obligations under the Indenture or the Notes, each as of May 29, 2025.

Dated as of June 30, 2025.
U.S. Bank Trust Company, National Association, as Trustee
By:    /s/ David W. Doucette
Name: David W. Doucette
Title: Vice President

SCHEDULE I

RELEASED GUARANTORS

1.SNH MD Tenant LLC, a Maryland limited liability company
2.SNH PLFL Tenant LLC, a Delaware limited liability company
3.SNH SE Tenant TRS, Inc., a Maryland corporation
2